EXHIBIT 99.1

First Security Group, Inc. Reports Fiscal Year 2005 Net Income of $9.6 Million, Up 124.3 Percent

First Security Group, Inc. (Nasdaq:FSGI), a community bank holding company serving middle and eastern Tennessee and northern Georgia, today reported results for the fiscal year and fourth quarter of 2005.

  --  Net income for the year was $9.6 million, an increase of
      124.3% over net income for 2004.  Excluding extraordinary
      gains in both years and non-recurring 2005 items, net
      operating income for 2005 was $7.7 million, an increase
      of 122.3%.

  --  Diluted net income per share was $0.64 for 2005, an increase of 93.9% over per share income in the prior year.  Excluding extraordinary and non-recurring items, diluted net operating income per share was $0.52 for 2005, up 92.6%.  Results also reflect a 15.5% increase in average diluted shares from the
      2005 third quarter initial public offering.

  --  Fourth quarter 2005 net income was $2.3 million, an increase of 16.4% from the $1.9 million reported in the fourth quarter of 2004; excluding extraordinary items in both years and
      non-recurring items in 2005, quarterly operating earnings
      were $2.6 million, an increase of 124.8% over the prior-year period.

  --  For the 2005 and 2004 fourth quarters, diluted EPS was
      $0.13 and $0.15, respectively.  On an operating basis,
      diluted EPS was $0.15 in 2005 and $0.09 in 2004, an increase of 66.7%.  Per share results were also impacted by the
      38.7% increase in average diluted shares as the result of
      the third quarter 2005 stock offering.

  --  Total assets grew 35.7% over the last twelve months to $1.0 billion, of which $87 million, or 11.4%, was organic.

  --  Total revenue increased 39.3% over the prior year, to $49.3 million.

  --  FSGBank, N.A., the banking subsidiary of First Security, opened two de novo branches in the fourth quarter of 2005:
      one each in Varnell, Georgia and Cleveland, Tennessee.
      Including Jackson Bank & Trust, acquired on August 31,
      First Security added seven branches in 2005.

  --  First Security declared its first ever cash dividend of
      $0.025 per share in the fourth quarter of 2005.

Net income for fiscal 2005 was $9.6 million, an increase of 124.3 percent from the $4.3 million reported for the prior fiscal year. Earnings for 2005 include an extraordinary $3.5 million pre-tax gain ($2.2 million after-tax) reported in the third quarter resulting from the determination by First Security that an obligation associated with certain tax liabilities assumed in a prior acquisition had become remote. Non-recurring items for fiscal 2005 totaled $510,000 pre-tax ($346,000 after-tax), including expenses of $308,000 related to the impairment of long-lived assets, $157,000 related to severance and $234,000 related to the acquisition of Jackson Bank & Trust. The one-time expenses were offset by non-recurring income of $173,000 from the recovery of a previously disposed repossessed asset and $16,000 related to reinsurance underwriting activities. Earnings for the 2004 period include an extraordinary gain of $1.3 million pre-tax ($785,000 after-tax) relating to purchase accounting adjustments for the October 1, 2004 acquisition of Kenesaw Leasing, Inc. and J&S Leasing, Inc. Excluding these one-time items, net operating income for 2005 was $7.7 million compared with $3.5 million for the prior-year period, an increase of 122.3 percent.

Diluted net income per share was $0.64 in fiscal 2005 compared with $0.33 reported for the prior year, an increase of 93.9 percent. Diluted net operating income per share, excluding extraordinary gains and non-recurring expenses, was $0.52 for the current year, an increase of 92.6 percent over 2004. The 2005 per share results also reflect the impact of First Security's stock offering of 4.9 million shares in the third quarter; average diluted shares increased by 1,998,000, or 15.5 percent, above that of last year.

For the fourth quarter of 2005, First Security reported net income of $2.3 million, an increase of 16.4 percent above the $1.9 million reported in the fourth quarter of 2004. Earnings for the current period include non-recurring integration costs of $196,000 thousand ($133,000 after-tax) related to the acquisition of Jackson Bank & Trust, and $210,000 in taxes associated with the recognition of the extraordinary gain in the previous quarter. The prior-year fourth quarter includes the extraordinary gain relating to the 2004 acquisition of the leasing companies. Excluding these one-time and extraordinary items, net operating income for the fourth quarter of 2005 was $2.6 million, an increase of 124.8 percent over the prior-year period.

On a diluted per share basis, fourth quarter 2005 net income was $0.13 compared to $0.15 for the prior-year period; net operating income was $0.15 per diluted share compared to $0.09 for the prior-year period, an increase of 66.7 percent. Per share results for the fourth quarter of 2005 also reflect the impact of First Security's stock offering; average diluted shares increased by 4,993,000, or 38.7%, above average shares for the prior-year quarter.

Rodger B. Holley, Chairman, President and CEO of First Security, commented, "We are pleased to complete our first year as a newly-public company with strong earnings growth, an expanded footprint in attractive markets, and improved efficiencies even as we dedicated key resources to the addition of seven full-service banking offices.

"Since our inception in 1999," Mr. Holley continued, "we have expanded into markets where there is a need for hometown relationship banking. Our growth strategy will continue in 2006, further expanding our presence in markets under-served by community banks. In addition to the two de novo branches we opened in Cleveland, Tennessee and Varnell, Georgia in 2005, our 2006 plan includes one de novo office in Knoxville and one in our new Cookeville Region, the emerging growth corridor along Interstate 40 that runs between Nashville and Knoxville, Tennessee. We also plan to open our 8th banking office and a new corporate headquarters building, both in Chattanooga, in the latter half of the year. We look forward to leveraging these infrastructure investments as we build increasingly profitable relationships with new and existing customers."

Total revenue, comprised of net interest income and non-interest income, was $49.3 million for fiscal 2005, an increase of 39.3 percent over the $35.4 million reported for the fiscal year 2004. Net interest income increased 40.3 percent over the prior year, reaching $40.4 million; year-over-year growth reflects the combination of a 30.9 percent increase in average earning assets and a 32 basis point improvement in the net interest margin to 5.15 percent. Mr. Holley noted that the fourth quarter 2004 acquisition of Kenesaw Leasing and J&S Leasing contributed significantly to the 2005 improvement in net interest margin.

Non-interest income for fiscal 2005 was $8.8 million, a 35.2 percent increase above the $6.5 million earned in 2004. Excluding the impact of investment securities transactions in both years, and $427,000 of non-recurring items in 2005, non-interest income increased 32.2 percent to $8.5 million; the primary factors contributing to the $2.1 million growth in recurring fee income were increased BOLI income, up $530,000; and overdraft charges, up $381,000.

For the fourth quarter of 2005, total revenue was $14.0 million compared with $10.7 million for the year-earlier quarter, an increase of 31.0 percent. Net interest income increased 30.3 percent to $11.6 million, driven by a 39.1 percent increase in average earning assets, partially offset by a 32 basis point decline in the net interest margin to 5.06 percent. The margin decline over the course of the year reflects modest compression, compounded in the fourth quarter by the addition of $104.3 million in lower-margined loans from Jackson Bank & Trust. Non-interest income increased 34.2 percent to $2.4 million; excluding losses on the sale of securities in the fourth quarter of 2005, non-interest income increased 40.8 percent, mainly from BOLI, service charges, trust fees and POS income.

Non-interest expense for fiscal 2005 was $35.4 million, an increase of 30.4 percent over the $27.1 million incurred in the prior year. Excluding 2005 non-recurring expenses of $937,000, non-interest expense increased 26.9 percent to $34.4 million. The $7.3 million increase in recurring operating expense primarily reflects the acquisition of Kenesaw Leasing and J&S Leasing in October 2004, additional investment to support corporate growth and four month's inclusion of Jackson Bank & Trust's results. Salaries and benefits, up 30.0 percent due to acquisitions, represented the largest dollar increase in recurring salary expense; the 50 FTE increase in employees on a year over year basis relates to Jackson Bank & Trust and the opening of two de novo branches. The core efficiency ratio improved to 66.34 percent for 2005 compared with 73.04 percent for the prior-year period.

For the fourth quarter of 2005, non-interest expense was $10.0 million compared with $7.8 million for the fourth quarter of 2004, an increase of 28.7 percent. Excluding non-recurring expenses of $196,000 in the current period, non-interest expense increased 26.2 percent to $9.8 million. Salaries, benefits and occupancy expense, excluding the impact of one-time items, increased 23.9 percent, reflecting the acquisition of Jackson Bank & Trust. The core efficiency ratio improved to 62.35 percent for the fourth quarter of 2005 compared with 68.56 percent for the prior-year fourth quarter.

Asset quality continues to improve, with net charge-offs for the year reduced to $2.4 million, or 0.36 percent of average loans, compared with $2.9 million, or 0.57 percent of average loans in 2004. Mr. Holley noted, "We aggressively worked out a number of problem loans during the year; OREO, repossessed assets and 90-day delinquencies all showed marked improvement." Non-performing assets plus delinquencies declined to $5.8 million or 0.56 percent of total assets at December 31, 2005, compared with $7.5 million or 0.70 percent for the preceding quarter, and $7.0 million or 0.92 percent twelve months ago. Loan loss reserves were 1.35 percent of total loans at December 31, 2005.

Total assets were $1.0 billion at December 31, 2005, an increase of $274.0 million, or 35.7 percent, above year-earlier levels. Loan growth was $156.3 million or 26.4 percent for the twelve-month period, of which Jackson Bank & Trust contributed approximately $104.3 million or 66.7 percent of this growth; organic growth within FSGBank's community banking franchise accounted for $52.0 million, or 8.8 percent. The loan categories with the largest increases year over year were residential mortgage loans, up $71.3 million or 50.2%, to $213.4 million, and construction/land development loans, up $47.7 million or 59.1 percent, to $128.3 million. Commercial real estate grew $17.1 million or 12.3 percent to $156.2 million.

Deposits increased $221.0 million, or 34.5 percent, to $861.5 million; Jackson Bank & Trust contributed approximately $140.4 million, or 63.5 percent, of total deposit growth. Organic growth was approximately $80.6 million, or 12.6 percent. At December 31, 2005, core deposits (demand, savings, money market and retail time deposits) were $615.9 million, up 31.3 percent year over year. At year-end 2005, they comprised 71.5 percent of total deposits compared to 73.2 percent of total deposits for 2004. Brokered deposits were $89.6 million, or 10.4 percent of the deposit portfolio at year-end; they are primarily used to match fund First Security's leasing portfolio.

Shareholders' equity at December 31, 2005 was $138.4 million, a twelve-month increase of $51.9 million, or 60.1 percent. The majority of this reflects $44.7 million in proceeds from the issuance of 4.9 million shares during the 2005 third quarter. Total shares outstanding at quarter-end were 17,654,000. First Security's tangible leverage at quarter-end was 10.5 percent. Mr. Holley concluded, "We are pleased with our markets, our people and our prospects for the future. While 2006 may present certain challenges for the banking industry, we believe we are well positioned to continue our growth and profitability momentum."

Webcast and Conference Call Information

First Security's executive management team will host a conference call and simultaneous webcast on Thursday, January 26 at 3:00 PM Eastern Time to discuss fourth quarter results. The webcast can be accessed live on the Company's website, www.FSGBank.com on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on the Company's website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, TN with $1.0 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 37 full-service banking offices along the interstate corridors of middle and eastern Tennessee and northern Georgia. In Dalton, GA, FSGBank operates six full-service banking offices under the name of Dalton Whitfield Bank and two offices under the name Primer Banco Seguro (PBS); PBS serves the region's rapidly growing Latino population. FSGBank also operates under the name of Jackson Bank & Trust along the I-40 corridor. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, asset-based lending, financial planning, Internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing, Inc. and J & S Leasing, Inc.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). First Security's management uses these "non-GAAP" measures in their analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

The First Security Group, Inc. logo can be found at:http://www.primezone.com/newsroom/prs/?pkgid=1833

                               First Security Group, Inc.
                          Consolidated Financial Highlights
                                     (Unaudited)

                       (Amounts in thousands, except per share amounts
                             and full-time equivalent employees)
                        ----------------------------------------------

                        4th Quarter 3rd Quarter 2nd Quarter 1st Quarter
                           2005        2005        2005        2005
                        ----------  ----------  ----------  ----------
 Earnings:
 Net interest income    $   11,609  $   10,391  $    9,440  $    9,001
 Provision for loan
  losses                $      243  $      693  $      843  $    1,143
 Non-interest income    $    2,364  $    2,388  $    2,388  $    1,707
 Non-interest expense   $   10,041  $    9,154  $    8,212  $    7,966
 Net income, before
  extraordinary items   $    2,472  $    1,923  $    1,895  $    1,106
 Extraordinary items,
  net of tax            $     (210) $    2,385  $       --          --
 Net income             $    2,262  $    4,308  $    1,895  $    1,106

 Earnings -- Normalized
 Non-interest income,
  adjusted (b)          $    2,364  $    2,388  $    1,961  $    1,707
 Non-interest expense,
  adjusted (b)          $    9,845  $    8,651  $    7,974  $    7,966
 Net operating income,
  net of tax (b)        $    2,605  $    2,265  $    1,766  $    1,106

 Per Share Data:
 Net income before
  extraordinary items,
  basic                 $     0.14  $     0.13  $     0.15  $     0.09
 Net income, basic      $     0.13  $     0.28  $     0.15  $     0.09
 Net income before
  extraordinary items,
  diluted               $     0.14  $     0.12  $     0.15  $     0.09
 Net income, diluted    $     0.13  $     0.28  $     0.15  $     0.09
 Cash dividends
  declared              $     0.03  $       --  $       --  $       --
 Book value             $     7.84  $     7.84  $     7.01  $     6.81
 Tangible book value    $     6.00  $     6.14  $     5.83  $     5.62

 Per Share Data --
  Normalized:
 Net operating income,
  basic (b)             $     0.15  $     0.15  $     0.14  $     0.09
 Net operating income,
  diluted (b)           $     0.15  $     0.14  $     0.14  $     0.09

 Performance Ratios:
 Return on average
  assets (a)                  0.95%       0.84%       0.93%       0.57%
 Return on average
  equity (a)                  7.17%       6.76%       8.57%       5.13%
 Return on average
  tangible assets (a)         0.98%       0.86%       0.95%       0.58%
 Return on average
  tangible equity (a)         9.33%       8.20%      10.32%       6.22%
 Net interest margin,
  taxable equivalent          5.06%       5.11%       5.22%       5.19%
 Efficiency ratio (a)        71.86%      71.63%      69.43%      74.39%
 Non-interest income to
  net interest income
  and non-interest
  income (a)                 16.92%      18.69%      20.19%      15.94%

 Performance Ratios --
  Normalized
 Operating return on
  average assets (b)          1.00%       0.99%       0.87%       0.57%
 Operating return on
  average equity (b)          7.55%       7.96%       7.99%       5.13%
 Operating return on
  average tangible
  assets (b)                  1.03%       1.01%       0.89%       0.58%
 Operating return on
  average tangible
  equity (b)                  9.83%       9.66%       9.62%       6.22%
 Core efficiency
  ratio (a) (c)              62.35%      64.47%      68.60%      71.32%
 Non-interest income,
  adjusted to net
  interest income and
  non-interest income,
  adjusted (b)               16.92%      18.69%      17.20%      15.94%

 Capital & Liquidity:
 Average equity to
  average assets             13.21%      12.44%      10.88%      11.05%
 Average tangible
  equity to average
  tangible assets            10.47%      10.48%       9.20%       9.29%
 Average loans to
  average deposits           87.05%      89.24%      89.49%      92.53%

 Asset Quality:
 Net charge-offs        $      641  $      600  $      544  $      589
 Net loans charged-off
  to average loans,
  annualized                  0.34%       0.36%       0.35%       0.39%
 Non-accrual loans      $    1,314  $    1,114  $    1,226  $    1,794
 Other real estate
  owned                 $    1,552  $    1,394  $    1,813  $    1,547
 Repossessed assets     $    1,891  $    2,037  $    2,716  $    2,828
 Non-performing assets
  (NPA)                 $    4,757  $    4,545  $    5,755  $    6,169
 NPA to total assets          0.46%       0.43%       0.69%       0.77%
 Loans 90 days past due $    1,042  $    2,905  $      966  $      666
 NPA + loans 90 days
  past due to total
  assets                      0.56%       0.70%       0.81%       0.86%
 Allowance for loan
  losses to total loans       1.35%       1.42%       1.47%       1.44%
 Allowance for loan
  losses to NPA             212.76%     231.44%     159.25%     143.72%

 Period End Balances:
 Total loans            $  748,659  $  742,250  $  623,986  $  614,417
 Intangible assets      $   32,463  $   30,026  $   14,933  $   15,093
 Total assets           $1,040,692  $1,061,999  $  831,254  $  797,772
 Deposits               $  861,507  $  854,076  $  708,008  $  668,361
 Stockholders' equity   $  138,389  $  138,044  $   89,216  $   86,621
 Common stock market
  capitalization        $  171,950  $  171,610  $  117,790  $  117,716
 Full-time equivalent
  employees                    358         361         319         326
 Common shares
  outstanding -- basic,
  period end                17,654      17,601      12,734      12,726
 Common shares
  outstanding --
  diluted, period end       17,942      17,909      13,015      12,994

 Average Balances:
 Loans                  $  744,411  $  668,040  $  620,185  $  603,152
 Intangible assets      $   31,946  $   20,113  $   15,019  $   15,189
 Total earning assets   $  929,063  $  821,480  $  737,664  $  719,123
 Total assets           $1,044,501  $  915,065  $  813,172  $  780,715
 Deposits               $  855,158  $  748,603  $  693,037  $  651,865
 Stockholders' equity   $  137,964  $  113,867  $   88,459  $   86,286
 Shares outstanding,
  basic                     17,603      15,353      12,733      12,722
 Shares outstanding,
  diluted                   17,908      15,661      13,014      12,992

                                               YTD          YTD
                             4th Quarter   December 31,  December 31,
                                2004          2005          2004
                             ----------    ----------    ----------
 Earnings:
 Net interest income         $    8,908    $   40,441    $   28,830
 Provision for loan losses   $    1,374    $    2,922    $    3,399
 Non-interest income         $    1,762    $    8,847    $    6,544
 Non-interest expense        $    7,802    $   35,373    $   27,128
 Net income, before
  extraordinary items        $    1,159    $    7,398    $    3,482
 Extraordinary items, net
  of tax                     $      785    $    2,175    $      785
 Net income                  $    1,944    $    9,571    $    4,267

 Earnings -- Normalized
 Non-interest income,
  adjusted (b)               $    1,762    $    8,420    $    6,544
 Non-interest expense,
  adjusted (b)               $    7,802    $   34,436    $   27,128
 Net operating income,
  net of tax (b)             $    1,159    $    7,742    $    3,482

 Per Share Data:
 Net income before
  extraordinary items,
  basic                      $     0.09    $     0.51    $     0.28
 Net income, basic           $     0.15    $     0.65    $     0.34
 Net income before
  extraordinary items,
  diluted                    $     0.09    $     0.50    $     0.27
 Net income, diluted         $     0.15    $     0.64    $     0.33
 Cash dividends declared     $       --    $     0.03    $       --
 Book value                  $     6.80    $     7.84    $     6.80
 Tangible book value         $     5.60    $     6.00    $     5.60

 Per Share Data --
  Normalized:
 Net operating income,
  basic (b)                  $     0.09    $     0.53    $     0.28
 Net operating income,
  diluted (b)                $     0.09    $     0.52    $     0.27

 Performance Ratios:
 Return on average
  assets (a)                       0.63%         0.83%         0.51%
 Return on average
  equity (a)                       5.39%         6.88%         4.16%
 Return on average
  tangible assets (a)              0.64%         0.85%         0.53%
 Return on average
  tangible equity (a)              6.55%         8.45%         5.10%
 Net interest margin,
  taxable equivalent               5.38%         5.15%         4.83%
 Efficiency ratio (a)             73.12%        71.77%        76.69%
 Non-interest income to
  net interest income and
 non-interest income (a)          16.51%        17.95%        18.50%

 Performance Ratios --
  Normalized
 Operating return on
  average assets (b)               0.63%         0.87%         0.51%
 Operating return on
  average equity (b)               5.39%         7.20%         4.16%
 Operating return on
  average tangible
  assets (b)                       0.64%         0.89%         0.53%
 Operating return on
  average tangible
  equity (b)                       6.55%         8.84%         5.10%
 Core efficiency
  ratio (a) (c)                   68.56%        66.34%        73.04%
 Non-interest income,
  adjusted to net
  interest income and
  non-interest income,
  adjusted (b)                    16.51%        17.23%        18.50%

 Capital & Liquidity:
 Average equity to
  average assets                  11.70%        12.12%        12.36%
 Average tangible equity
  to average tangible
  assets                           9.82%        10.10%        10.34%
 Average loans to average
  deposits                        95.21%        89.53%        91.92%

 Asset Quality:
 Net charge-offs             $      521    $    2,374    $    2,925
 Net loans charged-off to
  average loans,
  annualized                       0.37%         0.36%         0.57%
 Non-accrual loans           $      985    $    1,314    $      985
 Other real estate owned     $    2,338    $    1,552    $    2,338
 Repossessed assets          $    2,472    $    1,891    $    2,472
 Non-performing assets
  (NPA)                      $    5,795    $    4,757    $    5,795
 NPA to total assets               0.76%         0.46%         0.76%
 Loans 90 days past due      $    1,230    $    1,042    $    1,230
 NPA + loans 90 days past
  due to total assets              0.92%         0.56%         0.92%
 Allowance for loan
  losses to total loans            1.40%         1.35%         1.40%
 Allowance for loan
  losses to NPA                  143.43%       212.76%       143.43%

 Period End Balances:
 Total loans                 $  592,357    $  748,659    $  592,357
 Intangible assets           $   15,274    $   32,463    $   15,274
 Total assets                $  766,691    $1,040,692    $  766,691
 Deposits                    $  640,526    $  861,507    $  640,526
 Stockholders' equity        $   86,445    $  138,389    $   86,445
 Common stock market
  capitalization             $  105,833    $  171,950    $  105,833
 Full-time equivalent
  employees                         308           358           308
 Common shares
  outstanding -- basic,
  period end                     12,705        17,654        12,705
 Common shares
  outstanding -- diluted,
  period end                     12,915        17,919        12,915

 Average Balances:
 Loans                       $  564,274    $  657,928    $  514,479
 Intangible assets           $   15,271    $   19,924    $   15,296
 Total earning assets        $  668,086    $  799,109    $  610,585
 Total assets                $  736,052    $  886,946    $  676,381
 Deposits                    $  592,692    $  734,869    $  559,695
 Stockholders' equity        $   86,083    $  107,499    $   83,630
 Shares outstanding,
  basic                          12,705        14,618        12,705
 Shares outstanding,
  diluted                        12,915        14,910        12,912

 (a) These ratios are calculated using net income, before
     extraordinary items.

 (b) These amounts and ratios are calculated using net operating income (net of tax) which excludes extraordinary items as
     defined by GAAP and certain non-recurring items.  Since these items and their impact on First Security's performance are difficult to predict, management believes presentation of
     financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business.  Refer to the following non-GAAP reconciliation table for a detail of the non-recurring items.

 (c) In accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding non-recurring items (see footnote (b) and non-GAAP
     reconciliation table) and certain non-cash items, such as
     amortization of intangibles, gains or losses on investment securities and gains, losses and write-downs on foreclosed and repossessed properties.

                                First Security Group, Inc.

                              Non-GAAP Reconciliation Table

                                    (Amounts in thousands)
                       -----------------------------------------------

                       4th Quarter  3rd Quarter 2nd Quarter 1st Quarter
                          2005         2005        2005        2005
                       ----------   ---------   ---------   ---------

 Return on average
  assets                     0.95%       0.84%       0.93%       0.57%
  Effect of intangible
   assets                    0.03%       0.02%       0.02%       0.01%
                       ----------   ---------   ---------   ---------
 Return on average
  tangible assets            0.98%       0.86%       0.95%       0.58%
                       ==========   =========   =========   =========

 Return of average
  equity                     7.17%       6.76%       8.57%       5.13%
  Effect of intangible
   assets                    2.16%       1.44%       1.75%       1.09%
                       ----------   ---------   ---------   ---------
 Return on average
  tangible equity            9.33%       8.20%      10.32%       6.22%
                       ==========   =========   =========   =========

 Return on average
  assets                     0.95%       0.84%       0.93%       0.57%
  Effect of non-
   recurring items           0.05%       0.15%      -0.06%         --
                       ----------   ---------   ---------   ---------
 Operating return on
  average assets             1.00%       0.99%       0.87%       0.57%
  Effect of average
   intangible assets         0.03%       0.02%       0.02%       0.01%
                       ----------   ---------   ---------   ---------
 Operating return on
  average tangible
  assets                     1.03%       1.01%       0.89%       0.58%
                       ==========   =========   =========   =========

 Return on average
  equity                     7.17%       6.76%       8.57%       5.13%
  Effect of non-
   recurring items           0.38%       1.20%      -0.58%         --
                       ----------   ---------   ---------   ---------
 Operating return on
  average equity             7.55%       7.96%       7.99%       5.13%
  Effect on average
   intangible assets         2.28%       1.70%       1.63%       1.09%
                        ---------   ---------   ---------   ---------
 Operating return on
  average tangible
  equity                     9.83%       9.66%       9.62%       6.22%
                        =========   =========   =========   =========

 Average equity to
  average assets            13.21%      12.44%      10.88%      11.05%
  Effect of average
   intangible assets        -2.74%      -1.96%      -1.68%      -1.76%
                       ----------   ---------   ---------   ---------
 Average tangible
  equity to average
  tangible assets           10.47%      10.48%       9.20%       9.29%
                       ==========   =========   =========   =========

 Efficiency ratio           71.86%      71.63%      69.43%      74.39%
  Effect of non-
   recurring items          -1.37%      -3.90%       0.47%       0.00%
  Effect of non-cash
   items                    -7.09%      -2.26%      -0.34%      -1.99%
  Effect of net
   interest income,
   tax equivalent
   adjustment              -1.05%       -1.00%      -0.96%      -1.08%
                       ---------    ---------   ---------   ---------
 Core efficiency ratio     62.35%       64.47%      68.60%      71.32%
                       =========    =========   =========   =========

 Non-interest expense  $  10,041    $   9,154   $   8,212   $   7,966
  Severance                   --         (157)         --          --
  Impairment of long-
   lived assets               --         (308)         --          --
  Jackson Bank & Trust
   integration costs
   and other                (196)         (38)         --          --
  Reinsurance
   underwriting
   expense                    --           --        (238)         --
                       ----------   ---------   ---------   ---------
 Non-interest expense,
  adjusted             $    9,845   $   8,651   $   7,974   $   7,966
                       ==========   =========   =========   =========

 Non-interest income   $    2,364   $   2,388   $   2,388   $   1,707
  Recovery on
   previously disposed
   repossessed asset           --          --        (173)         --
  Reinsurance
   underwriting
   revenue                     --          --        (254)         --
                       ----------   ---------   ---------   ---------
 Non-interest income,
  adjusted             $    2,364   $   2,388   $   1,961   $   1,707
                       ==========   =========   =========   =========

 Net income            $    2,262   $   4,308   $   1,895   $   1,106
  Extraordinary gain,
   net of tax                 210      (2,385)         --          --
  Non-recurring
   expenses (income),
   net of tax                 133         342        (129)         --
                       ----------   ---------   ---------   ---------
 Net operating income,
  net of tax           $    2,605   $   2,265   $   1,766   $   1,106
                       ==========   =========   =========   =========
 Per Common Share:

 Book value            $     7.84   $    7.84   $    7.01   $    6.81
  Effect of intangible
   assets                   (1.84)      (1.70)      (1.18)      (1.19)
                       ----------   ---------   ---------   ---------
 Tangible book value   $     6.00   $    6.14   $    5.83   $    5.62
                       ==========   =========   =========   =========

 Net income, basic     $     0.13   $    0.28   $    0.15   $    0.09
  Effect of
   extraordinary and
   non-recurring
   items, net of tax         0.02       (0.13)      (0.01)         --
                       ----------   ---------   ---------   ---------
 Net operating income,
  basic                $     0.15   $    0.15   $    0.14   $    0.09
                       ==========   =========   =========   =========

 Net income, diluted   $     0.13   $    0.28   $    0.15   $    0.09
  Effect of
   extraordinary and
   non-recurring
   items, net of tax         0.02       (0.14)      (0.01)         --
                       ----------   ---------   ---------   ---------
 Net operating income,
  diluted              $     0.15   $    0.14   $    0.14   $    0.09
                       ==========   =========   =========   =========

                                          Year-to-Date   Year-to-Date
                            4th Quarter   December 31,   December 31,
                               2004          2005           2004
                            ---------     ----------     ----------
 Return on average assets        0.63%          0.83%          0.51%
  Effect of intangible
   assets                        0.01%          0.02%          0.02%
                            ---------     ----------     ----------
 Return on average
  tangible assets                0.64%          0.85%          0.53%
                            =========     ==========     ==========

 Return of average equity        5.39%          6.88%          4.16%
  Effect of intangible
   assets                        1.16%          1.57%          0.94%
                            ---------     ----------     ----------
 Return on average
  tangible equity                6.55%          8.45%          5.10%
                            =========     ==========     ==========

 Return on average assets        0.63%          0.83%          0.51%
  Effect of non-recurring
   items                           --           0.04%            --
                            ---------     ----------     ----------
 Operating return on
  average assets                 0.63%          0.87%          0.51%
  Effect of average
   intangible assets             0.01%          0.02%          0.02%
                            ---------     ----------     -----------
 Operating return on
  average tangible assets        0.64%          0.89%          0.53%
                            =========     ==========     ==========

 Return on average equity        5.39%          6.88%          4.16%

  Effect of non-recurring
   items                           --           0.32%            --
                            ---------     ----------     ----------
 Operating return on
  average equity                 5.39%          7.20%          4.16%
  Effect on average
   intangible assets             1.16%          1.64%          0.94%
                            ---------     ----------     ----------
 Operating return on
  average tangible equity        6.55%          8.84%          5.10%
                            =========     ==========     ==========

 Average equity to
  average assets                11.70%         12.12%         12.36%
  Effect of average
   intangible assets            -1.88%         -2.02%         -2.02%
                            ---------     ----------     ----------
 Average tangible equity
  to average tangible
  assets                         9.82%         10.10%         10.34%
                            =========     ==========     ==========

 Efficiency ratio               73.12%         71.77%         76.69%
  Effect of non-recurring
   items                         0.00%         -1.32%          0.00%
  Effect of non-cash
   items                        -3.49%         -3.12%         -2.66%
  Effect of net interest
   income, tax equivalent
   adjustment                   -1.07%         -0.99%         -0.99%
                            ---------     ----------     ----------
 Core efficiency ratio          68.56%         66.34%         73.04%
                            =========     ==========     ==========

 Non-interest expense      $    7,802     $   35,373     $   27,128
  Severance                        --           (157)            --
  Impairment of long-
   lived assets                    --           (308)            --
  Jackson Bank & Trust
   integration costs and
   other                           --           (234)            --
  Reinsurance
   underwriting expense            --           (238)            --
                            ---------     ----------     ----------
 Non-interest expense,
  adjusted                  $   7,802     $   34,436     $   27,128
                            =========     ==========     ==========

 Non-interest income        $   1,762     $    8,847     $    6,544
  Recovery on previously
   disposed repossessed
   asset                           --           (173)            --
  Reinsurance
   underwriting revenue            --           (254)            --
                            ---------     ----------     ----------
 Non-interest income,
  adjusted                  $   1,762     $    8,420     $    6,544
                            =========     ==========     ==========

 Net income                 $   1,944     $    9,571     $    4,267
  Extraordinary gain, net
   of tax                        (785)        (2,175)          (785)
  Non-recurring expenses
   (income), net of tax            --            346             --
                            ---------     ----------     ----------
 Net operating income,
  net of tax                $   1,159     $    7,742     $    3,482
                            =========     ==========     ==========
 Per Common Share:
 Book value                 $    6.80     $     7.84     $     6.80
  Effect of intangible
   assets                       (1.20)         (1.84)         (1.20)
                            ---------     ----------     ----------
 Tangible book value        $    5.60     $     6.00     $     5.60
                            =========     ==========     ==========

 Net income, basic          $    0.15     $     0.65     $     0.34
  Effect of extraordinary
   and non-recurring
   items, net of tax            (0.06)         (0.12)         (0.06)
                            ---------     ----------     ----------
 Net operating income,
  basic                     $    0.09     $     0.53     $     0.28
                            =========     ==========     ==========

 Net income, diluted        $    0.15     $     0.64     $     0.33
  Effect of extraordinary
   and non-recurring
   items, net of tax            (0.06)         (0.12)         (0.06)
                            ---------     ----------     ----------
 Net operating income,
  diluted                   $    0.09     $     0.52     $     0.27
                            =========     ==========     ==========

 First Security Group, Inc. and Subsidiary
 Consolidated Income Statements

 (In thousands,      Three Months Ended          Year-to-Date
   except per            December 31              December 31
   share amounts)     2005         2004        2005          2004
 -------------------------------------------------------------------
                 (Unaudited)  (Unaudited)  (Unaudited)
 -------------------------------------------------------------------
 INTEREST INCOME
  Loans,
   including
   fees            $  14,978   $  10,631    $  50,774      $  34,327
  Debt Securities
   -taxable            1,189         629        3,698          2,239
  Debt Securities
   -non-taxable          396         252        1,191            873
  Other                  303          64          641            150
  Total Interest  ----------------------      ----------------------
   Income             16,866      11,576       56,304         37,589
                  ----------------------      ----------------------
 INTEREST EXPENSE
  Interest Bearing
   Demand Deposits       157          49          433            183
  Savings Deposits
   and Money Market
   Accounts              697         335        2,138          1,144
  Certificates of
   Deposit of $100
   thousand or more    1,420         701        4,136          2,522
  Certificates of
   Deposit of less
   than $100
   thousand            1,985         996        5,645          3,988
  Brokered
   Certificates of
   Deposit               842         197        2,987            263
  Other                  156         390          524            659
  Total Interest  ----------------------      ----------------------
    Expense            5,257       2,668       15,863          8,759
                  ----------------------      ----------------------
 NET INTEREST
  INCOME              11,609       8,908       40,441         28,830
  Provision for
   Loan Losses           243       1,374        2,922          3,399
                  ----------------------      ----------------------
 NET INTEREST INCOME
  AFTER PROVISION
  FOR LOAN LOSSES     11,366       7,534       37,519         25,431
                  ----------------------      ----------------------
 NONINTEREST INCOME
  Service Charges
   on Deposit
   Accounts            1,242       1,007        4,221          3,873
  Gain (Loss) on
   Sales of
   Available-for
   -Sale Securities,
    net                 (117)         --         (117)            84
  Other                1,239         755        4,743          2,587
   Total
    Noninterest
    Income             2,364       1,762        8,847          6,544

 NONINTEREST
  EXPENSES
  Salaries and
   Employee Benefits   5,166       4,167       19,428         14,776
  Expense on
   Premises and
   Fixed Assets,
   net of rental
   income              1,510       1,175        5,606          4,262

  Other                3,365       2,460       10,339          8,090
                  ----------------------      ----------------------
   Total
    Noninterest
    Expenses          10,041       7,802       35,373         27,128
                  ----------------------      ----------------------
 INCOME BEFORE
  INCOME TAX
  PROVISION            3,689       1,494       10,993          4,847

 Income Tax
  Provision            1,217         335        3,597          1,365
                  ----------------------       ----------------------

 NET INCOME BEFORE
  EXTRAORDINARY ITEM   2,472       1,159        7,396          3,482

  Extraordinary
   Gain on Business
   Combination,
   net of tax           (210)        785        2,175            785
                  ----------  ----------   ----------     ----------

 NET INCOME         $  2,262    $  1,944     $  9,571       $  4,267
                  ==========  ==========   ==========     ==========

 NET INCOME PER
  SHARE:
  Net Income Per
   Share Before
   Extraordinary
   Item -- Basic    $   0.14    $   0.09     $   0.51       $   0.28
  Extraordinary
   Item -- Basic    $  (0.01)   $   0.06     $   0.14       $   0.06
  Net Income Per
   Share -- Basic   $   0.13    $   0.15     $   0.65       $   0.34
  Net Income Per
   Share Before
   Extraordinary
   Item -- Diluted  $   0.14    $   0.09     $   0.50       $   0.27
  Extraordinary
   Item -- Diluted  $  (0.01)   $   0.06     $   0.14       $   0.06
  Net Income Per
   Share -- Diluted $   0.13    $   0.15     $   0.64       $   0.33

 First Security Group, Inc. and Subsidiary
 Consolidated Balance Sheets
 December 31, 2005 and 2004

                                              2005             2004
 ---------------------------------------------------------------------
 (in thousands)                           (Unaudited)

 ASSETS
  Cash and Due from Banks                  $   23,917    $    15,935
  Federal Funds Sold and
   Securities Purchased under
   Agreements to Resell                        17,835             --
                                          -----------    -----------
  Cash and Cash Equivalents                    41,752         15,935
                                          -----------    -----------

  Interest-Bearing Deposits in Banks            1,153            605
                                          -----------    -----------
  Securities Available For Sale               155,993        110,023
                                          -----------    -----------
  Loans Held for Sale                           4,244          6,073
  Loans                                       744,415        586,284
                                          -----------    -----------
  Total Loans                                 748,659        592,357
  Less:  Allowance for Loan Losses             10,121          8,312
                                          -----------    -----------
                                              738,538        584,045
                                          -----------    -----------
  Premises and Equipment, net                  31,604         26,295
                                          -----------    -----------
  Goodwill                                     27,032         12,430
                                          -----------    -----------
  Intangible Assets                             5,431          2,844
                                          -----------    -----------
  Other Assets                                 39,189         14,514
                                          -----------    -----------
  TOTAL ASSETS                            $1,040,692     $   766,691
                                          ===========    ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES

  Deposits
   Noninterest -- Bearing Demand          $   153,278    $   109,325
   Interest -- Bearing Demand                  75,123         54,454
                                          -----------    -----------
                                              228,401        163,779
                                          -----------    -----------
   Savings and Money Market Accounts          152,901        147,342
  Time Deposits:
   Certificates of Deposit of $100
    thousand or more                          156,134        106,474
   Certificates of Deposit less
    than $100 thousand                        234,501        157,886
   Brokered Certificates of Deposit            89,570         65,045
                                          -----------    -----------
                                              480,205        329,405
                                          -----------    -----------
   Total Deposits                             861,507        640,526
  Federal Funds Purchased and
   Securities Sold under Agreements
   to Repurchase                               16,894         23,255
  Security Deposits                             4,094          3,379
  Other Borrowings                             10,150          4,150
  Other Liabilities                             9,658          8,936
                                          -----------    -----------

  Total Liabilities                           902,303        680,246
                                          -----------    -----------
  STOCKHOLDERS' EQUITY
  Common stock -- $.01 par value --
   20,000,000 shares authorized;
   17,653,833 issued as of December 31,
   2005; 12,705,044 issued as of
   December 31, 2004                              122             88
   Paid-In Surplus                            123,030         77,981
   Unallocated ESOP Shares                        (91)            --
   Retained Earnings                           17,392          8,262
   Accumulated Other Comprehensive
    (Loss) Income                              (1,579)           114
   Deferred Compensation on
    Restricted Stock                             (485)            --
                                          -----------    -----------
  Total Stockholders' Equity                  138,389         86,445
                                          -----------    -----------
  TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                 $ 1,040,692    $   766,691
                                          ===========    ===========

CONTACT:  First Security Group, Inc.
          Rodger B. Holley, Chairman and CEO
   (423) 308-2080
   Email: rholley@fsgbank.com

   William L. (Chip) Lusk, Jr., CFO and EVP
   (423) 308-2070
   Email: clusk@fsgbank.com